Exhibit 3.1

OAKTREE STRATEGIC INCOME CORPORATION

(a Delaware corporation)

AMENDED AND RESTATED BYLAWS

Effective January 29, 2018

i

ii

ARTICLE VIII
GENERAL PROVISIONS
Section 1	Dividends	19
Section 2	Reserves	19
Section 3	Seal	19
Section 4	Fiscal Year	19
Section 5	Checks, Notes, Drafts; Etc.	19
Section 6	Execution of Contracts, Deeds, Etc.	20
Section 7	References to Days and Sections	20
Section 8	Inconsistent Provisions	20
Section 9	Exclusive Forum	20

ARTICLE IX
AMENDMENTS

iii

BYLAWS

OF

OAKTREE STRATEGIC INCOME CORPORATION

(the “Corporation”)

ARTICLE I

OFFICES

Section 1 Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 251 Little Falls Drive, Wilmington, Delaware 19808. The name of its registered agent at such address is Corporation Service Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

Section 2 Additional Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1 Place of Meetings.

(a) All meetings of the stockholders for the election of directors or for any other purpose shall be held at any such date, time and place (if any), either within or outside the State of Delaware, as shall be designated from time to time by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer and stated in the notice of meeting.

(b) The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 1.1(c). For purposes of this Section 1, “remote communication” shall include (i) telephone or other voice communications and (ii) electronic mail or other form of electronic transmission that is delivered with information from which the Corporation can determine (A) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission.

(c) If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (i) participate in a meeting of stockholders and (ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation

Section 2 Annual Meeting. An annual meeting of stockholders shall be held each year may be called by the Board of Directors or the Chief Executive Officer of the Corporation. At such annual meeting, the stockholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3 Notice of Meetings. Except as otherwise expressly required by statute, written notice of each annual and special meeting of stockholders stating the date, time, place of the meeting and the means of remote communicastion, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting (and, in the case of a special meeting, the purpose or purposes for which the meeting is called) shall be given to each stockholder of record entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice. Except as otherwise provided herein or permitted by applicable law, notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with Section 232 of the General Corporation Law of the State of Delaware. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid and notice by electronic transmission shall be deemed given at the time specified in Section 232 of the General Corporation Law of the State of Delaware. Notice of any meeting shall not be required to be given to any person (a) who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting (at the beginning of the meeting) to the transaction of any business because the meeting is not lawfully called or convened, or (b) who (either before or after the meeting) shall submit a signed written waiver of notice thereof either in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

Section 4 Special Meetings. Special meetings of stockholders may be called for any purpose by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer, but such special meetings may not be called by any other person or persons.

Section 5 List of Stockholders. The Corporation shall prepare, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5 or to vote in person or by proxy at any meeting of stockholders.

Section 6 Quorum. The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat (present in person or represented by proxy) shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Corporation’s Certificate of Incorporation, as may be amended from time to time (the “Certificate of Incorporation”).

Section 7 Adjournment. The chairman of any meeting of stockholders (whether annual or special) shall have the power to adjourn any such meeting, whether or not a quorum is present, from time to time for any reason and without notice other than announcement at such meeting. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or, if after adjournment a new record date is set, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8 Organization. At each meeting of stockholders, the Chairman of the Board of Directors (if one shall have been elected, or, in his or her absence or if one shall not have been elected, the Chief Executive Officer, or in the absence of the Chief Executive Officer, such officer as the Board of Directors may designate) shall act as chairman of the meeting. The Secretary (or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 9 Order of Business. The order of business and conduct at all meetings of the stockholders shall be as determined by the chairman of the meeting.

Section 10 Voting. Except as otherwise provided by the Certificate of Incorporation or the General Corporation Law of the State of Delaware, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one (1) vote for each share of capital stock of the Corporation standing in such stockholder’s name on the record of stockholders of the Corporation: (a) on the date fixed pursuant to the provisions of Section 7 of Article VII of these Bylaws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy that is in writing or transmitted as permitted by law, including, without limitation, electronically, via telegram, internet, interactive voice response system, or other means of electronic transmission executed or authorized by such stockholder or such stockholder’s attorney-in-fact, but no proxy shall be voted after (3) three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. Any proxy transmitted electronically shall set forth information from which it can be determined by the secretary of the meeting that such electronic transmission was authorized by the stockholder. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present and voting, in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these Bylaws (including Section 2 of this Article II), a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy, and shall state the number of shares voted and the number of votes to which each share is entitled.

Section 11 Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, then the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

Section 12 Advance Notice Provisions for Election of Directors.

(a) Any persons who are nominated by stockholders to serve on the Board of Directors of the Corporation shall be eligible for election to the Board of Directors of the Corporation only if such nomination is made in accordance with the following procedures. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as provided under Section 4 of this Article II, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) (subject to Section 1(a) of Article IV of these Bylaws) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 12.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(c) To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary, in each case, at the principal executive offices of the Corporation (a) in the case of an annual meeting, not earlier than the close of business on the one hundred and fiftieth (150th) day and not later than the close of business on the one hundred and twentieth (120th) day prior to the date of the anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or later than such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment or postponement of any meeting of stockholders commence a new notice time period (or extend any notice time period).

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (A) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates (as such terms are defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such person and (B) the name of each nominee holder of shares of all of the capital stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (iv) a description of any agreement, arrangement or understanding (including, without limitation, any swap or other derivative or short positions, profit interests, options, hedging transactions and securities lending or borrowing arrangement) to which such person or any affiliates or associates of such person is, directly or indirectly, a party as of the date of such notice (A) with respect to shares of stock of the Corporation or (B) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of share price changes (increases or decreases) for, or increase or decrease the voting power of, such nominee or any of such nominee’s affiliates or associates with respect to the securities of the Corporation or which may have payments based in whole or in part, directly or indirectly, on the value (or change in value) of any class or series of securities of the Corporation (any agreement, arrangement or understanding of the type described in this clause (iv), a “Covered Arrangement”), (v) such person’s written representation and agreement that (A) such person is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, (B) such person is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with the service or action as a director of the Corporation that has not been disclosed to the Corporation in such representation and agreement and (C) in such person’s individual capacity, such person would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the Corporation and (vi) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for a contested election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (and, to the knowledge of such stockholder, any other stockholder supporting such nomination) and the beneficial owner, if any, on whose behalf the nomination is being made (i) the name and record address of any such person, (ii) (A) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by any such person and any affiliates or associates of such person and (B) the name of each nominee holder of shares of all of the capital stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (iii) a description of all Covered Arrangements to which such person or any affiliates or associates of such person is a party, (iv) a description of all agreements, arrangements or understandings between or among any such person or any affiliates or associates of such person and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder giving the notice, (v) a representation that the stockholder giving the notice intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (vi) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for a contested election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) Any stockholder providing notice of any nomination proposed to be made at a meeting shall update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 12 shall be true and correct as of the record date for the determination of stockholders entitled to vote at the meeting, and such update and supplement shall be delivered to, or mailed and received by, the Secretary, in each case, at the principal executive offices of the Corporation not later than the fifth (5th) day after the record date for the determination of stockholders entitled to vote at the meeting. In addition, following the occurrence of any event that materially changes the information provided or required to be provided in such notice pursuant to this Section 12, a stockholder that has provided notice of any nomination proposed to be made at a meeting, no later than the close of business on the tenth (10th) day after such event and in any event prior to the date of that meeting, shall deliver to, or cause to mailed and received by, the Secretary, in each case, at the principal executive offices of the Corporation, an updated and supplemented notice.

(f) If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Unless otherwise required by law or otherwise determined by the chairman of the meeting or the Board of Directors, if the stockholder does not follow the procedures required under this Section 12 within the applicable time period set forth in this Section 12, or if the stockholder (or a Qualified Representative of the stockholder (as defined below)) does not appear at the annual meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. As used herein, “Qualified Representative” of a stockholder means a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder delivered to the Corporation prior to the making of such nomination at such meeting by such stockholder stating that such person is authorized to act for such stockholder as a proxy at the meeting.

Section 13 Advance Notice Provisions for Business to be Transacted at Annual Meeting.

(a) No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 13 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 13.

(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(c) To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary, in each case, at the principal executive offices of the Corporation not earlier than the close of business on the one hundred and fiftieth (150th) day and not later than the close of business on the one hundred and twentieth (120th) day prior to the date of the anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or later than such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, the proposed text of any proposal regarding such business (including the text of any resolution proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment) and the reasons for conducting such business at the annual meeting and (b) as to the stockholder giving notice (and any other stockholder known by such proposing stockholder to be supporting such proposal) and the beneficial owner, if any, on whose behalf the proposal is being made (i) the name and record address of such person, (ii) (A) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person and (B) the name of each nominee holder of shares of all of the capital stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (iii) a description of all Covered Arrangements to which such person or any affiliates or associates of such person is a party, (iv) a description of all agreements, arrangements and understandings between or among such person, or any affiliates or associates of such person, and any and any other person or persons (including their names) in connection with the proposal of such business by the stockholder giving notice and any material interest of such stockholder in such business, (v) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (vi) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

(e) Any stockholder providing notice of any proposal to be made at a meeting shall update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 13 shall be true and correct as of the record date for the determination of stockholders entitled to vote at the meeting, and such update and supplement shall be delivered to, or mailed and received by, the Secretary, in each case, at the principal executive offices of the Corporation not later than the fifth (5th) day after the record date for the determination of stockholders entitled to vote at the meeting. In addition, following the occurrence of any event that materially changes the information provided or required to be provided in such notice pursuant to this Section 13, a stockholder that has provided notice of any proposal to be made at a meeting, no later than the close of business on the tenth (10th) day after such event and in any event prior to the date of that meeting, shall deliver to, or cause to mailed and received by, the Secretary, in each case, at the principal executive offices of the Corporation, an updated and supplemented notice.

(f) No business proposed by any stockholder shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 13; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 13 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. Unless otherwise required by law or otherwise determined by the chairman of the meeting or the Board of Directors, if the stockholder does not follow the procedures required under this Section 13 within the applicable time period set forth in this Section 13, or if the stockholder (or a Qualified Representative of the stockholder) does not appear at the annual meeting to present the proposal, such proposal shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

ARTICLE III

DIRECTORS

Section 1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 2 Number and Election. The number of directors constituting the whole board as of the date of the approval of these Bylaws shall be six (6) but may be increased or decreased from time to time by the Board of Directors; provided, however, that (a) the number of directors shall not be fewer than three (3) or greater than nine (9) and (b) no decrease in the number of directors shall shorten the term of any incumbent director. Except as otherwise provided by these Bylaws, the directors shall be elected at the annual meeting of stockholders.

Section 3 Resignations, Newly Created Directorships, Vacancies and Removals. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission of such director’s resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal or any other cause shall be filled as provided in the Certificate of Incorporation. Any director may be removed as provided in the Certificate of Incorporation.

Section 4 Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5 Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders (which, if required by law, shall be on the same day and at the same place where such annual meeting of stockholders shall be held). In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or outside the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 8 of this Article III.

Section 6 Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

Section 7 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or by two or more directors.

Section 8 Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws. Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice shall be required, shall be given by the Secretary as hereinafter provided in this Section 8, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these Bylaws, such notice need not state the purposes of such meeting. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) twelve (12) hours before the meeting if by telephone or by being personally delivered or sent by telex, telecopy, email or similar means or (b) three (3) days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Any director may waive notice of any meeting by a writing signed by the director entitled to the notice and filed with the minutes or corporate records.

Section 9 Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 10 Quorum; Manner of Action. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board of Directors and the individual directors shall have no power as such.

Section 11 Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors, if one shall have been elected, or, in the absence of the Chairman of the Board of Directors or if one shall not have been elected, the Chief Executive Officer (or, in his or her absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary or, in his absence, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 12 Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Section 13 Action by Consent. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 14 Meetings by Telephone or Similar Communications. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV

COMMITTEES

Section 1 Committees. The Board of Directors, by resolutions adopted by a majority of the whole Board, may appoint such committee or committees as it shall deem advisable and with such functions and duties as the Board of Directors shall prescribe. The following Committees of the Board of Directors shall be established in addition to any additional Committee the Board of Directors may in its discretion establish as described herein:

(a) Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall consist of at least three directors. The members of the Nominating and Corporate Governance Committee shall not be “interested persons” of the Corporation, as such term is defined in the Investment Company Act of 1940, as amended, and shall be “independent directors” as defined in applicable listing standards and regulations. A majority of the members of the entire Nominating and Corporate Governance Committee shall constitute a quorum, and the actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee. The Nominating and Corporation Governance Committee shall have and may exercise those rights, powers and authority of the Board of Directors as may from time to time be granted to it by the Board of Directors; provided, however, that in addition to any such rights, powers or authority, the Nominating and Corporate Governance Committee shall nominate to the Board of Directors for its consideration nominees for election to the Board of Directors to replace those Directors whose terms expire at the annual meeting of stockholders next ensuing and to fill any vacancies on the Board of Directors.

(b) Audit Committee. There shall be an Audit Committee composed of at least of three directors. The members of the Audit Committee shall not be “interested persons” of the Corporation, as such term is defined in the Investment Company Act of 1940, as amended, and shall be “independent directors” as defined in applicable listing standards and regulations. The Audit Committee shall have and may exercise those rights, powers and authority of the Board of Directors as may from time to time be granted to it by the Board of Directors; provided, however, that in addition to any such rights, powers or authority, the Audit Committee shall issue instructions to and receive reports from outside accounting firms and serve as the liaison between the Corporation and the said firms; and review all potential conflict-of-interest situations arising in respect of the Corporation’s affairs and involving the Corporation’s affiliates or employees, and to make a report, oral or written, to the full Board of Directors with recommendations for their resolutions. In addition, the Audit Committee shall be responsible for reviewing and approving for submission to the Board of Directors, in good faith, the fair value of the Corporation’s debt and equity investments that are not publicly traded or for which current market values are not readily available, unless the Board of Directors determines to transfer such responsibility to another Committee of the Board of Directors.

(c) Other Committees. The Board of Directors, by resolution passed by a majority of the entire Board of Directors, may designate one or more additional committees, each committee to consist of one or more of the directors of the Corporation. Subject to subsections (a) and (b) of this Section 1, the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which require it. Each such committee shall serve at the pleasure of the Board of Directors and shall have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

Section 2 Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee or in these Bylaws. Unless otherwise provided in such a resolution or in these Bylaws, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. Unless otherwise provided by resolution or in these Bylaws, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors as provided in Section 1(c) of this Article IV, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

ARTICLE V

OFFICERS

Section 1 Number and Qualifications. The officers of the Corporation shall be elected by the Board of Directors and shall include the Chief Executive Officer, the Chief Financial Officer, the Chief Compliance Officer and the Secretary. The Corporation, at the discretion of the Board of Directors, may also have such other officers as are desired, including a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Chief Operating Officer, a Chief Investment Officer, a Treasurer, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers as may be necessary or desirable for the business of the Corporation. If there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, Assistant Vice President or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, and no officer (except the Chairman of the Board of Directors, if any) need be a director. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of Chief Executive Officer and the Secretary shall be filled as expeditiously as possible.

Section 2 Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as is convenient. The Chairman of the Board of Directors (if one is elected) and Chief Executive Officer shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders or as soon thereafter as is convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until such officer’s successor shall have been duly elected and shall have qualified, or until such officer’s death, or until such officer shall have resigned or have been removed, as hereinafter provided in these Bylaws.

Section 3 Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

Section 4 Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.

Section 5 Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled for the unexpired portion of the term by the Board of Directors then in office.

Section 6 Intentionally left blank

Section 7 Chairman of the Board. The Chairman of the Board of Directors (if such an officer be elected) shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as from time to time may be assigned to him by the Board of Directors or prescribed by these Bylaws. If there is no Chief Executive Officer, then the Chairman of the Board of Directors shall also be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 8 of this Article V.

Section 8 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have the powers and perform the duties incident to that position. The Chief Executive Officer shall, in the absence of the Chairman of the Board of Directors, or if a Chairman of the Board of Directors shall not have been elected, preside at each meeting of the Board of Directors or the stockholders. The Chief Executive Officer shall have the right to attend the meetings of the Board of Directors and all committees of the Board of Directors. Subject to the powers of the Board of Directors, the Chief Executive Officer shall be in the general and active charge of the entire business and affairs of the Corporation, including authority over its officers, agents and employees, and shall have such other duties as may from time to time be assigned to him by the Board of Directors. The Chief Executive Officer shall be responsible for implementing all orders and resolutions of the Board of Directors, and shall execute bonds, mortgages and other contracts required to be executed under the seal of the Corporation, except when required or permitted by law to be otherwise signed and executed and except when the signing and execution thereof shall be expressly delegated by the Board of Directors or the Chief Executive Officer to some other officer or agent of the Corporation.

Section 9 Chief Operating Officer. The Chief Operating Officer shall perform all duties incident to such office and shall be responsible for the general direction of the operations of the business. The Chief Operating Officer shall report to the Chief Executive Officer and shall have such other duties as may be assigned to him by the Board of Directors, or the Chief Executive Officer or as may be provided in these Bylaws.

Section 10 Vice President. Each Vice President shall perform all such duties as from time to time may be assigned to him by the Board of Directors, the Chief Executive Officer or the Chief Operating Officer.

Section 11 Chief Financial Officer; Treasurer. The Chief Financial Officer:

(a) Shall have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(b) Shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(c) Shall deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;

(d) Shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(e) Shall disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefore;

(f) Shall render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

(g) Shall in general, perform all duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

The Chief Financial Officer may also be the Treasurer of the Corporation if so determined by the Board of Directors. The Treasurer shall assist the Chief Financial Officer in the performance of his duties and shall perform such other duties as may be required by law or as from time to time may be assigned to such officer by the Board of Directors or the Chief Executive Officer.

Section 12 Chief Investment Officer. The Chief Investment Officer shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity and shall also have such other duties as from time to time may be assigned to such officer by the Board of Directors or the Chief Executive Officer.

Section 13 Secretary. The Secretary:

(a) Shall keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

(b) Shall verify all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

(c) Shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d) Shall verify that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) Shall, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

Section 14 The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or, if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability to act or his failure to act (in violation of a duty to act or in contravention of direction to act by the Board of Directors), perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the Treasurer.

Section 15 The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability to act or his failure to act (in violation of a duty to act or in contravention of direction to act by the Board of Directors), perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors, the Chief Executive Officer or the Secretary.

Section 16 Chief Compliance Officer. The Chief Compliance Officer, subject to the direction of and reporting to the Board of Directors, shall be responsible for the oversight of the Corporation’s compliance with the Federal securities laws. The designation, compensation and removal of the Chief Compliance Officer must be approved by the Board of Directors, including a majority of the directors who are not “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended) of the Corporation. The Chief Compliance Officer shall perform such executive, supervisory and management functions and duties as may be assigned to him or her from time to time.

Section 17 Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

Section 18 Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

Section 19 Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE VI

INDEMNIFICATION; EXCULPATION

Section 1 General. Indemnification and the right to advancement of expenses of the officers and directors of the Corporation shall be governed by Articles VI and VII of the Certificate of Incorporation. As permitted by Article VII of the Certificate of Incorporation, the Corporation shall, to the fullest extent permitted by law, provide indemnification and the right to the advancement of expenses to (a) the investment adviser of the Corporation (the “Adviser”), (b) the former or present affiliates, partners, members, shareholders, managers, directors, officers and employees of the Adviser and any predecessor entity of the Adviser or Corporation, and (c) any other person who serves at the request of the Adviser on behalf of the Corporation as an officer, director, partner, employee or agent of any other entity (each, an “Indemnified Person”) on the same general terms set forth in Article VII of the Certificate of Incorporation, the terms of which are incorporated herein mutatis mutandi. Any Indemnified Person will not, to the fullest extent permitted by law, be liable to the Corporation or any of its stockholders for any loss suffered by the Corporation or any stockholders which arises out of any action or omission of such Indemnified Person if (i) such Indemnified Person acted in good faith and reasonably believed that such course of conduct was in, or not opposed to, the best interest of the Corporation and (ii) such conduct did not constitute gross negligence, bad faith, reckless disregard or willful misconduct. The indemnification and right to advancement of expenses provided herein shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

Section 2 Severability. Any determination by any court of competent jurisdiction of the invalidity of any provision of this Article VI will not affect the validity of any other provision of this Article VI, which will remain in full force and effect.

ARTICLE VII

STOCK CERTIFICATES AND THEIR TRANSFER

Section 1 Stock Certificates. The Board of Directors may issue stock certificates, or may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares of stock. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by a certificate, signed by, or in the name of the Corporation by, any two authorized officers of the Corporation (it being understood that each of the Chairman of the Board, the Chief Executive Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary shall be an authorized officer of the Corporation for such purpose), certifying the number of shares owned by him or her in the Corporation. A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue more than one class or series of stock, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The Corporation shall furnish to any holder of uncertificated shares, upon request and without charge, a full statement of the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any request by a holder for a certificate shall be in writing and directed to the Secretary of the Corporation.

Section 2 Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 3 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or such owner’s legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

Section 5 Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 6 Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

Section 7 Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 8 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

GENERAL PROVISIONS

Section 1 Dividends. Subject to the provisions of statutes and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

Section 2 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

Section 3 Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors, which form may be changed by resolution of the Board of Directors.

Section 4 Fiscal Year. The fiscal year of the Corporation shall end on September 30 of each calendar year and may thereafter be changed by resolution of the Board of Directors.

Section 5 Checks, Notes, Drafts; Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 6 Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 7 References to Days and Sections. For purposes of these Bylaws, all references herein to “days” shall mean calendar days unless otherwise expressly indicated to mean business days. Any period of time referenced herein that is measured in business days but is scheduled to end on a day that is not a business day and any event that is measured in business days but is scheduled to occur on a day that is not a business day, unless otherwise expressly indicated, shall instead end or occur on the next succeeding business day. Except where otherwise indicated when a reference is made in these Bylaws to a Section such reference shall be to the Section of these Bylaws.

Section 8 Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 9 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought after the date hereof on behalf of the Corporation, (b) any action brought after the date hereof asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action brought after the date hereof asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Delaware Court of Chancery or (d) any action brought after the date hereof asserting a claim governed by the internal affairs doctrine shall be the Delaware Court of Chancery, unless such court lacks jurisdiction over such action or proceeding in which case the sole and exclusive forum for such action or proceeding shall be another court of the State of Delaware or if no court of the State of Delaware has jurisdiction, then the federal district court for the District of Delaware. Any person who, or entity that, holds, purchases or otherwise acquires an interest in stock of the Corporation will be deemed (i) to have notice of, and agree to comply with, the provisions of this Bylaw, and (ii) to consent to the personal jurisdiction of the Delaware Court of Chancery (or if the Delaware Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in any proceeding brought to enjoin any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this Bylaw. If any action the subject matter of which is within the scope of this Bylaw is filed after the date hereof in a court other than as specified above in the name of any stockholder, such stockholder shall be deemed to have consented to (A) the personal jurisdiction of the Delaware Court of Chancery, another court in the State of Delaware or the federal district court in the District of Delaware, as appropriate, in connection with any action brought in any such court to enforce this Bylaw and (B) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the action as agent for such stockholder. If any provision or provisions of this Section 9 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 9 (including, without limitation, each portion of any sentence of this Section 9 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE IX

AMENDMENTS

Except as otherwise provided in these Bylaws, these Bylaws may be amended or repealed or new Bylaws adopted only in accordance with Article V of the Certificate of Incorporation.

21